Exhibit 10.2

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES AND BLUE SKY LAWS RELATING TO THE DISPOSITION OF SECURITIES, PROVIDED THAT AN OPINION OF COUNSEL TO SUCH EFFECT IS PROVIDED TO THE COMPANY IN CONNECTION THEREWITH.

Dallas, TX

AMERI HOLDINGS, INC.

SECURED PROMISSORY NOTE

$1,000,000	February 27, 2020

This Secured Promissory Note (the “Note”) is issued pursuant to that certain Note Purchase and Security Agreement effective February 27, 2020 (the “Purchase Agreement”), by and among AMERI Holdings, Inc., a Delaware corporation (the “Company”), and the Holder (as defined below).

1.           Principal; Interest; Maturity.

1.1          Principal.  For value received, the Company hereby promises to pay to 1530 Investments Series A, LLC, a Texas Limited Liability Company (the “Holder”) the amount of one million dollars ($1,000,000) (the “Principal”), plus accrued interest, payable pursuant to the terms and conditions set forth herein.

1.2          Interest.  This Note shall bear interest at seven and one quarter percent (7.25%) per annum from the date of issuance of this Note until repayment of this Note, together with all accrued interest, damages, penalties and other amounts that may come due hereunder, or cancelation as set forth herein.  Interest on this Note shall be computed on the basis of a 360-day year, consisting of twelve 30 calendar day periods.  Interest shall be paid monthly via automatic ACH withdrawal from Company’s bank to Holder’s designated account, on the first of each calendar month, provided that if any payment date is not a business day on which nationally-chartered banks are open, then the applicable payment shall be due on the next succeeding business day.

1.3          Demand; Term.  All outstanding Principal and accrued interest and other amounts due hereunder (the “Total Outstanding Debt”) hereunder shall be due and payable on August 31, 2020 (the “Maturity Date”).

2.           Note Purchase Agreement.  This Note is being issued pursuant to the Purchase Agreement and remains subject to its terms.

3.           No Prepayment.  No portion of the Total Outstanding Debt hereunder may be prepaid prior to the Maturity Date by the Company without prior written consent of the Holder.

4.           Secured.  The Company’s performance under this Note is secured by certain assets of the Company as described in the Purchase Agreement and Subordination Agreement.

5.           Waivers by the Company.  The Company hereby waives presentment, notice of nonpayment, protest and notice of protest, and notice of dishonor and agrees to remain fully bound notwithstanding the release of any party, extension or modification of terms, or discharge of Collateral, if any, for this Note.

6.           Collection; Fees.  The Company shall be liable for and reimburse Holder for any costs of enforcement or collections on this Note, including attorney’s fees or collection fees.

7.           Assignment.  Subject to the restrictions on transfer described herein and in the Purchase Agreement, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.  Company shall not transfer this Note or any rights and obligations herein without prior written approval of Holder, which may be withheld in Holder’s discretion.  Holder shall not transfer this Note or any rights and obligations herein, other than a transfer or partial transfer to one or more of Holder’s affiliated entities, without prior written approval of the Company, which may be withheld in Company’s discretion.  Any transfer in violation of the foregoing is null and void ab initio.  Effective upon any such assignment by Holder, the person or entity to whom such rights, interests and obligations were assigned shall have and exercise all of such rights, interests and obligations hereunder as if such person or entity were the original Holder of this Note.

8.           Waiver and Amendment.  Any provision of this Note or the Purchase Agreement may be amended, waived or modified (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely) upon the written consent of the Company and the Holder.

9.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California, excluding that body of law relating to conflict of laws.

10.          Loss, Theft or Destruction of Note.  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or destruction of this Note and of indemnity or security reasonably satisfactory to it, the Company will make and deliver a new Note which shall carry the same rights to interest (unpaid and to accrue) carried by this Note, stating that such Note is issued in replacement of this Note, making reference to the original date of issuance of this Note (and any successors hereto) and dated as of such cancellation, in lieu of this Note.

11.          Usury.  This Note is hereby expressly limited so that in no event whatsoever, whether by reason of acceleration of maturity of the loan evidenced hereby or thereby, or otherwise, shall the amount paid or agreed to be paid to the Holder hereunder for the loan, use, forbearance or detention of money exceed that permissible under applicable law.  If at any time the performance of any provision hereof or of this Note or any other such agreement involves a payment exceeding the limit of the price that may be validly charged for the loan, use, forbearance or detention of money under applicable law, then automatically and retroactively, ipso facto, the obligation to be performed shall be reduced to such limit, it being the specific intent of the Company and the Holder that all payments under this Note are to be credited first to interest as permitted by law, but not in excess of (i) the agreed rate of interest set forth herein or (ii) that permitted by law, whichever is the lesser, and the balance toward the reduction of Principal.  The provisions of this Section 11 shall never be superseded or waived and shall control every other provision of this Note and all other agreements between the Company and the Holder.

12.          Heading; References.  All headings used herein are used for convenience only and shall not be used to construe or interpret this Note.  Except as otherwise indicated, all references herein to Sections refer to Sections hereof.

13.          Waivers.  Holder shall not be deemed, by any act or omission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Holder and then only to the extent specifically set forth in such writing.  A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.  No delay or omission of Holder to exercise any right, whether before or after a default hereunder, shall impair any such right or shall be construed to be a waiver of any right or default, and the acceptance at any time by Holder of any past-due amount shall not be deemed to be a waiver of the right to require prompt payment when due of any other amounts then or thereafter due and payable.

14.          Time is of the Essence.  Time is of the essence hereof.  Upon any default hereunder, Holder may exercise all rights and remedies provided for herein and by law or equity, including, but not limited to, the right to immediate payment in full of this Note.

15.          Remedies Cumulative.  The remedies of Holder as provided herein or the Purchase Agreement or in law or in equity, shall be cumulative and concurrent, and may be pursued singularly, successively or together at Holder’s sole discretion, and may be exercised as often as occasion therefor shall occur.

16.          Severability.  If any provision or set of provisions of this Note (or any portion thereof) is held by an arbitrator or court of competent jurisdiction to be invalid, illegal or unenforceable for any reason whatever:  (a) such provision shall be limited or modified in its application to the minimum extent necessary to avoid the invalidity, illegality or unenforceability of such provision and such modified provision shall be reduced to a writing and signed by the parties hereto; (b) the validity, legality and enforceability of the remaining provisions of this Note shall not in any way be affected or impaired thereby; and (c) to the fullest extent possible, the provisions of this Note shall be construed so as to give effect to the intent manifested by the provision (or portion thereof) held invalid, illegal or unenforceable.

17.          No Impairment.  The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder or the Purchase Agreement by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Note and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Note against impairment.

In witness whereof, the Company has caused this Secured Promissory Note to be issued as of the date and year first written above.

1530 INVESTMENTS SERIES A, LLC

By:	/s/ Marvin SooHoo
Name: m2 Enterprises LLC
Title: Managing Member
Authorized Signatory for m2 Enterprises LLC:
Marvin SooHoo

AMERI HOLDINGS, INC.

By:	/s/ Dev Nhidi
Name:	Dev Nhidi
Title: CEO